Exhibit 10.84

SEATTLE GENETICS, INC.
STOCK UNIT GRANT NOTICE
(AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN)
Seattle Genetics, Inc. (the “Company”), pursuant to its Amended and Restated 2007 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Stock Unit Award for the number of stock units set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Stock Unit Agreement (including Exhibit A to the Stock Unit Agreement), both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Stock Unit Agreement, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control; provided, however, that the terms of the Award shall control with respect to any terms regarding a Change of Control or a Termination of Employment.
Participant:            [Name]
Date of Grant:            [Date]
Target Number of Stock Units
Subject to Award
(the “Target Shares”):     [target shares to be inserted]
Maximum Number of Stock Units
Subject to Award
(the “Maximum Shares”):     [maximum shares to be inserted]

Consideration:    Participant’s Services

Vesting Schedule:	This Award shall vest in accordance with Section 2 of the Stock Unit Agreement and Exhibit A to the Stock Unit Agreement.

Issuance Schedule:	The shares of Common Stock to be issued in respect of the Award will be issued in accordance with the issuance schedule set forth in Section 7 of the Stock Unit Agreement.

Sell to Cover Election:
By accepting this Award, Participant hereby: (1) elects, effective on the date Participant accepts this Award, to sell shares of Common Stock issued in respect of the Award in an amount determined in accordance with Section 13(b) of the Stock Unit Agreement, and to allow the Agent to remit the cash proceeds of such sale to the Company as more specifically set forth in Section 13(b) of the Stock Unit Agreement (a “Sell to Cover”); (2) directs the Company to make a cash payment to satisfy the Withholding Obligation from the cash proceeds of such sale directly to the appropriate taxing authorities; and (3) represents and warrants that (i) Participant has carefully reviewed Section 13(b) of the Stock Unit Agreement, (ii) on the date Participant accepts this Award he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Common Stock effected by the Agent pursuant to the Stock Unit Agreement, and is entering into the Stock Unit Agreement and this election to Sell to Cover in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company's securities on the basis of material nonpublic information) under the Exchange Act, and (iii) it is Participant’s intent that this election to Sell to Cover and Section 13(b) of the Stock Unit Agreement comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. Participant further acknowledges that by accepting this Award, Participant is adopting a 10b5-1 Plan (as defined in Section 13(b) of the Stock Unit Agreement) to permit Participant to conduct a Sell to Cover sufficient to satisfy the Withholding Obligation as more specifically set forth in Section 13(b) of the Stock Unit Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Unit Grant Notice, the Stock Unit Agreement (including the provisions of Section 13(b) thereof with respect to the Sell to Cover and Exhibit A to the Stock Unit Agreement) and the Plan. Participant also acknowledges receipt of the Prospectus for the Plan. Participant further acknowledges that as of the Date of Grant, this Stock Unit Grant Notice, the Stock Unit Agreement (including Exhibit A to the Stock Unit Agreement) and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject.

Participant’s electronic acceptance shall signify Participant’s execution of this Stock Unit Grant Notice and understanding that this Award is granted and governed under the terms and conditions set forth herein.

SEATTLE GENETICS, INC.

/s/ Clay B. Siegall
Clay B. Siegall, Ph.D.
President & CEO

**PLEASE PRINT AND RETAIN THIS AGREEMENT FOR YOUR RECORDS**
SEATTLE GENETICS, INC.
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
STOCK UNIT AGREEMENT
Pursuant to the Stock Unit Grant Notice (“Grant Notice”) and this Stock Unit Agreement (this “Agreement”) and in consideration of your services, Seattle Genetics, Inc. (the “Company”) has awarded you a Stock Unit Award (the “Award”) under its Amended and Restated 2007 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. This Agreement shall be deemed to be agreed to by the Company and you upon your execution of the Stock Unit Grant Notice to which it is attached. Capitalized terms not explicitly defined in this Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control; provided, however, that the terms of this Agreement shall control with respect to any terms regarding a Change of Control or a Termination of Employment. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.
1.GRANT OF THE AWARD. This Award represents the right to be issued on a future date the number of shares of Common Stock that is equal to the number of stock units indicated in the Grant Notice (the “Stock Units”), contingent upon the performance criteria and the terms set forth in this Agreement (including Exhibit A to this Agreement). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the maximum number of Stock Units subject to the Award. This Award was granted in consideration of your services to the Company or an Affiliate. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Common Stock to be issued in respect of the Award.
2.VESTING.
(a)    Subject to the terms of Sections 11, 12 and 13 of this Agreement, your Award will vest, if at all, in accordance with this Section 2 and the vesting terms provided in Exhibit A to this Agreement, provided that you have not incurred a Termination of Employment before the Vesting Date (as defined in Exhibit A to this Agreement). Except as set forth in this Agreement, upon your Termination of Employment, the Stock Units credited to the Account that were not vested on the date of such Termination of Employment will be forfeited at no cost to the Company and you will have no further right, title or interest in the Stock Units or the shares of Common Stock to be issued in respect of the Award. By accepting the grant of this Award, you acknowledge and agree that the terms set forth in this Agreement (including the vesting terms provided in Exhibit A to this Agreement) supersede any contrary terms regarding the vesting of this Award set forth in any notice or other communication that you receive from, or that is displayed by, E*TRADE or other third party designated by the Company.
(b)    The Grant Notice sets forth the target and maximum number of Stock Units that shall vest in connection with the achievement of the performance condition determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”) and set forth in the Performance Goal Grid in Exhibit A to this Agreement (the “Performance Goal Grid”).
(c)    The Committee shall certify the level of achievement of the performance condition and the associated number of Stock Units that shall be entitled to vest pursuant to the terms of this Agreement (the “Certified Shares”) in accordance with Exhibit A to this Agreement. Subject to the terms of Sections 11 and 12 of this Agreement, no Stock Units subject to your Award shall become Certified Shares unless and until the Committee certifies that the performance condition has been achieved. The Committee will have the full authority to determine whether the performance condition was achieved and approve the Certified Shares in accordance with Exhibit A to this Agreement; provided, however, that such Certified Shares may not exceed the Maximum Shares (as set forth in the Grant Notice, subject to Section 4 of this Agreement) and subject to the terms of Sections 11 and 12 of this Agreement, in the event of performance below the Threshold (as defined in Exhibit A to this Agreement), none of the Stock Units will vest and you will have no further right, title or interest in the Stock Units. Any Certified Shares will vest on the Vesting Date (as defined in Exhibit A to this Agreement), subject to the terms of Sections 2(a), 11, 12 and 13 of this Agreement.
(d)    Subject to the terms of Sections 11 and 12 of this Agreement, in the event that the performance condition is not fully or partially achieved, the related Stock Units will not vest and will be forfeited effective as of the last day of the Performance Period (as defined in Exhibit A to this Agreement), subject to earlier forfeiture in the event of your Termination of Employment (except as set forth in this Agreement), and you will have no further right, title or interest in the Stock Units associated with such performance condition.
3.    FORFEITURE OF AWARD NOT TIMELY ACCEPTED. The Award is conditioned upon your electronic acceptance of the Award, as set forth in the Grant Notice. Notwithstanding the foregoing or anything in this Agreement to the contrary, if you fail to accept the Award prior to the vesting dates set forth in the Grant Notice, the portion of the Award that otherwise would have vested on each such date will be forfeited at no cost to the Company, and you will have no further right, title or interest in such portion. In the event of your Termination of Employment as a result of your death or Disability prior to acceptance of the Award, the Company will deem the Award as being accepted.
4.    NUMBER OF SHARES.
(a)    The number of Stock Units subject to your Award may be adjusted from time to time for changes in capitalization, as provided in Section 13 of the Plan.
(b)    Any additional Stock Units that become subject to the Award pursuant to this Section 4 shall be subject, in a manner determined by the Administrator, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.
(c)    Notwithstanding the provisions of this Section 4, no fractional shares of Common Stock or rights for fractional shares of Common Stock shall be created pursuant to this Section 4. The Administrator shall, in its discretion, determine an equivalent benefit for any fractional shares of Common Stock or fractional shares of Common Stock that might be created by the adjustments referred to in this Section 4.
5.    SECURITIES LAW COMPLIANCE. You may not be issued any shares of Common Stock in respect of your Award unless either (i) such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations. You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information deemed necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.
6.    TRANSFER RESTRICTIONS. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until such shares are issued to you in accordance with Section 7 of this Agreement. After such shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.
7.    DATE OF ISSUANCE.
(a)    If the Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), then subject to Section 13, the Company will deliver to you a number of shares of Common Stock equal to the number of Certified Shares, including any additional Certified Shares resulting from any Stock Units received pursuant to Section 4 above, on the applicable vesting date (the “Original Issuance Date”). However, if the Original Issuance Date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy or policies on trading in Company securities or (2) on a date when you are otherwise permitted to sell shares of Common Stock on the open market; and (ii) the Company elects, prior to the Original Issuance Date, (x) not to satisfy the Withholding Obligation (as defined in Section 13(a) hereof) by withholding shares of Common Stock from the shares of Common Stock otherwise due, on the Original Issuance Date, to you under this Award pursuant to Section 13 hereof, (y) not to permit you to then effect a Sell to Cover under the 10b5-1 Plan (as defined in Section 13(b) of this Agreement), and (z) not to permit you to satisfy the Withholding Obligation in cash, then such shares shall not be delivered on such Original Issuance Date and shall instead be delivered on the first business day of the next occurring open window period applicable to you or the next business day when you are not prohibited from selling shares of Common Stock on the open market, as applicable (and regardless of whether there has been a Termination of Employment before such time), but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the Stock Units vest. Delivery of the shares of Common Stock pursuant to the provisions of this Section 7(a) is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the shares of Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(b)    The provisions of this Section 7(b) are intended to apply if the Award is subject to Section 409A because of the terms of a severance arrangement or other agreement between you and the Company, if any, that provide for acceleration of vesting of the Award upon your separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4) or 1.409A-1(b)(9) (“Non-Exempt Severance Arrangement”). If the Award is subject to and not exempt from application of Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions in this Section 7(b) shall supersede anything to the contrary in Section 7(a).
(i)    If the Award vests in the ordinary course before your Termination of Employment in accordance with Section 2 of this Agreement and Exhibit A to this Agreement, without accelerating vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares of Common Stock to be issued in respect of your Award be issued any later than the later of: (A) December 31st of the calendar year that includes the applicable vesting date and (B) the 60th day that follows the applicable vesting date.
(ii)    If vesting of the Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Award and, therefore, are part of the terms of the Award as of the date of grant, then the shares of Common Stock will be earlier issued in respect of your Award upon your Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of your Separation from Service. However, if at the time the shares of Common Stock would otherwise be issued you are subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of your Separation from Service, or, if earlier, the date of your death that occurs within such six-month period.
(iii)    If either (A) vesting of the Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Award and, therefore, are not a part of the terms of the Award on the date of grant, or (B) vesting accelerates pursuant to Section 4(b) of the Plan, then such acceleration of vesting of the Award shall not accelerate the issuance date of the shares of Common Stock (or any substitute property), but such shares (or substitute property) shall instead be issued on the same schedule as set forth in Exhibit A to this Agreement as if they had vested in the ordinary course before your Termination of Employment, notwithstanding the vesting acceleration of the Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).
(c)    Notwithstanding anything to the contrary set forth herein, the Company explicitly reserves the right to earlier issue the shares of Common Stock in respect of the Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(d)    The provisions in this Agreement for delivery of the shares of Common Stock in respect of the Award are intended either to comply with the requirements of Section 409A or to provide a basis for exemption from such requirements so that the delivery of such shares will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
8.    DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a change in capitalization as provided in Section 4 of this Agreement; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
9.    RESTRICTIVE LEGENDS. The shares of Common Stock issued in respect of your Award shall be endorsed with appropriate legends determined by the Company.
10.    AWARD NOT A SERVICE CONTRACT.
(a)    Your service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to this Agreement (including Exhibit A to this Agreement) or the issuance of the shares of Common Stock in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)    By accepting this Award, you acknowledge and agree that the right to vest in the Award pursuant to this Agreement (including Exhibit A to this Agreement) is earned according to the terms of this Agreement (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in your Termination of Employment, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award, except as otherwise provided in this Agreement. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting terms set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your service at any time, with or without cause and with or without notice.
11.    CHANGE OF CONTROL. Notwithstanding anything to the contrary in this Agreement, the Plan or any written agreement between you and the Company (including the Amended & Restated Executive Employment Agreement entered into as of October 25, 2018 between you and the Company (the “Employment Agreement”)), but subject to Section 409A as described in Section 7 above, in the event a Change of Control (as defined in the Employment Agreement) occurs before the last day of the Performance Period (as defined in Exhibit A to this Agreement), the following shall apply:
(a)    Determination of Certified Shares. Prior to the effective time of the Change of Control, the Committee will determine the number of Certified Shares in the manner specified in Exhibit A to this Agreement.
(b)    Award May Be Assumed. If the acquirer or successor (or its parent or subsidiary corporation) in the Change of Control (the “Acquirer”) assumes this Award in a manner consistent with Section 13(c) of the Plan, then the Certified Shares will vest on the last day of the Performance Period (as defined in Exhibit A to this Agreement), provided that, except as set forth below, you have not incurred a Termination of Employment prior to such date.
(c)    If Award Is Not Assumed. If the Acquirer determines that it will not assume the Award in the Change of Control, then the provisions of Section 13(c) of the Plan shall apply with respect to the Certified Shares and references to “fully vested” in such section shall mean the number of Certified Shares determined in accordance with Section 11(a) of this Agreement.
(d)    Change of Control and Involuntary Termination. If you incur an Involuntary Termination (as defined in the Employment Agreement) immediately prior to or within 12 months after the Change of Control, then the provisions of Section 4.1 of the Employment Agreement shall apply with respect to the Certified Shares and references to “fully vested” in such section shall mean the number of Certified Shares determined in accordance with Section 11(a) of this Agreement.
12.    TERMINATION OF EMPLOYMENT. Notwithstanding anything to the contrary in this Agreement, the Plan or any written agreement between you and the Company (including the Employment Agreement), but subject to Section 409A as described in Section 7 above, in the event your Termination of Employment occurs before the last day of the Performance Period (as defined in Exhibit A to this Agreement), the following shall apply:
(a)    If such Termination of Employment is due to your death or Disability (as defined in the Employment Agreement) and the Award is outstanding on the date of such Termination of Employment, then the Committee will determine the number of Certified Shares in the manner specified in Exhibit A to this Agreement and the Certified Shares will vest on the date of such Termination of Employment or as soon as administratively practicable thereafter, but no later than sixty (60) days following such Termination of Employment.
(b)    If such Termination of Employment is not due to your death or Disability (as defined in the Employment Agreement), then to the extent the Award is outstanding on the date of such Termination of Employment, (i) you will forfeit the Award as of the date of such Termination of Employment and (ii) the Award will terminate as of the date of such Termination of Employment and your eligibility for any future or additional benefits under the Award will terminate as of such date. For clarity, this Section 12 shall supersede the provisions of Section 4.1 of the Employment Agreement which set forth the treatment of the Award if you incur an Involuntary Termination (as defined in the Employment Agreement) (other than as provided under Section 11(d) above), which provisions shall not be applicable for purposes of this Award.
13.    WITHHOLDING OBLIGATIONS.
(a)    On or before the time you receive a distribution of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Obligation”).
(b)    By accepting this Award, you hereby (i) acknowledge and agree that you have elected a Sell to Cover (as defined in the Grant Notice) to permit you to satisfy the Withholding Obligation and that the Withholding Obligation shall be satisfied pursuant to this Section 13(b) to the fullest extent not otherwise satisfied pursuant to the provisions of Section 13(c) hereof and (ii) further acknowledge and agree to the following provisions:
(i)    You hereby irrevocably appoint E*Trade, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as your agent (the “Agent”), and you authorize and direct the Agent to:
(1)    Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the date on which the shares of Common Stock are delivered to you pursuant to Section 7 hereof in connection with the vesting of the Stock Units, the number (rounded up to the next whole number) of shares of Common Stock sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of those Stock Units and the related issuance of shares of Common Stock to you that is not otherwise satisfied pursuant to Section 13(c) hereof and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;
(2)     Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy the Withholding Obligation;
(3)    Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the shares of Common Stock referred to in clause (1) above; and
(4)    Remit any remaining funds to you.
(ii)    You acknowledge that your election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 13(b) to sell Common Stock to satisfy the Withholding Obligation is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (your election to Sell to Cover and the provisions of this Section 13(b), collectively, the “10b5-1 Plan”). You acknowledge that by accepting this Award, you are adopting the 10b5-1 Plan to permit you to satisfy the Withholding Obligation. You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold pursuant to Section 13(b)(i) to satisfy your obligations hereunder.
(iii)    You acknowledge that the Agent is under no obligation to arrange for the sale of Common Stock at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to your account. You further acknowledge that you will be responsible for all brokerage fees and other costs of sale associated with this 10b5-1 Plan, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, you acknowledge that it may not be possible to sell shares of Common Stock as provided for in this 10b5-1 Plan due to (i) a legal or contractual restriction applicable to you or the Agent, (ii) a market disruption, (iii) a sale effected pursuant to this 10b5-1 Plan that would not comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act, (iv) the Company’s determination that sales may not be effected under this 10b5-1 Plan or (v) rules governing order execution priority on the national exchange where the Common Stock may be traded. In the event of the Agent’s inability to sell shares of Common Stock, you will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in Section 13(b)(i)(1) above.
(iv)    You acknowledge that regardless of any other term or condition of this 10b5-1 Plan, the Agent will not be liable to you for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)    You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section 13(b) and the terms of this 10b5-1 Plan.
(vi)    Your election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. Upon acceptance of the Award, you have elected to Sell to Cover and to enter into this 10b5-1 Plan, and you acknowledge that you may not change this election at any time in the future. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the vesting of your Stock Units and the related issuance of shares of Common Stock has been satisfied.
(c)    Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 13(b), you authorize the Company, at its discretion, to satisfy the Withholding Obligation by the following means (or by a combination of the following means):
(i)    Requiring you to pay to the Company any portion of the Withholding Obligation in cash;
(ii)    Withholding from any compensation otherwise payable to you by the Company; and/or
(iii)    Withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 7) equal to the amount of the Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s or Affiliate’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such other amount as may be permitted while still avoiding classification of the Award as a liability for financial accounting purposes).
(d)    Unless the Withholding Obligation of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
(e)    In the event the Withholding Obligation of the Company arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
14.    UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 7 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
15.    OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy on trading in Company securities permitting employees to sell shares of Common Stock only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.
16.    NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, the Agent or another third party designated by the Company and agree notice shall be provided upon posting to your electronic account held by the Company, the Agent or another third party designated by the Company.
17.    CLAWBACK/RECOUPMENT. The Award will be subject to recoupment, rescission, payback, cancelation or other action, in each case, in accordance with (i) any clawback policy adopted by the Company (whether such policy is adopted on or after the date of this Agreement or required under applicable law) and (ii) any such other clawback, recovery or recoupment provisions set forth in an individual written agreement between you and the Company.  No recovery of compensation under such a clawback policy will be an event giving rise to your right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company.
18.    MISCELLANEOUS.
(a)    The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.
(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.
(d)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)    All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
19.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein and other than with respect to any terms set forth in Section 11, Section 12 and Section 13 of the Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.
20.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
21.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
22.    AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

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